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     As filed with the Securities and Exchange Commission July 28, 2000




                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of Earliest Event Reported): July 26, 2000


                                  GO2NET, INC.
             (Exact Name of Registrant as Specified in its Charter)


           DELAWARE                     0-22047               91-1710182
           --------                     -------               ----------
(STATE OR OTHER JURISDICTION OF  (COMMISSION FILE NUMBER)   (IRS EMPLOYER
INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NUMBER)

            999 THIRD AVENUE, SUITE 4700
                    SEATTLE, WA                            98104
            ----------------------------                   -----
           (ADDRESS OF PRINCIPAL EXECUTIVE               (ZIP CODE)
                     OFFICES)

      Registrant's telephone number, including area code (206) 447-1595






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ITEM 5.  OTHER EVENTS

         On July 26, 2000, Go2Net, Inc. (the "Company"), InfoSpace, Inc. ("InfoSpace") and Giants Acquisition Corp., a wholly-owned subsidiary of InfoSpace ("Merger Sub"), entered into a definitive Agreement and Plan of Reorganization (the "Reorganization Agreement"). Pursuant to the Reorganization Agreement and subject to the terms and conditions set forth therein, Merger Sub will be merged with and into the Company (the "Merger"), with the Company surviving the Merger and becoming a wholly-owned subsidiary of InfoSpace. At the effective time of the Merger, all outstanding shares of the Company's capital stock will be exchanged for shares of InfoSpace common stock. At the effective time of the merger, options to purchase Company capital stock will be exchanged for options to purchase shares of InfoSpace common stock, and the exercise price and number of shares of Company capital stock subject to each such Company option shall be appropriately adjusted to reflect the exchange ratio. Each share of Company common stock will be exchanged for 1.82 shares of InfoSpace common stock. The Merger is subject to various conditions, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act and approval both of the Company's stockholders and InfoSpace's stockholders. The transaction will qualify as a tax-free reorganization, and the parties intend for it to be accounted for as a pooling.

         The Board of Directors of the Company unanimously approved the Reorganization Agreement. In connection with the execution of the Reorganization Agreement, the Company and InfoSpace entered into a Stock Option Agreement, dated as of July 26, 2000 (the "Stock Option Agreement"), pursuant to which the Company granted to InfoSpace an option to purchase up to 19.9% of the outstanding shares of the Company, which option is exercisable upon the occurrence of certain events specified in the Stock Option Agreement. In addition, stockholders of the Company who beneficially own in the aggregate approximately 38% of the Company's voting capital stock entered into Company Voting Agreements with InfoSpace dated as of July 26, 2000, pursuant to which these stockholders have agreed to vote their shares in favor of the Merger. Stockholders of InfoSpace who beneficially own in the aggregate approximately 30% of InfoSpace's voting capital stock entered into Parent Voting Agreements with Go2Net dated as of July 26, 2000, pursuant to which these stockholders have agreed to vote their shares in favor of the Merger.

         A copy of the Reorganization Agreement, the Stock Option Agreement and the forms of the Company Voting Agreements and the Parent Voting Agreement are included in this report as Exhibits 2.1, 2.2, 2.3 and 2.4, respectively. The foregoing description is qualified in its entirety by reference to the full text of such exhibits. A joint press release announcing these transactions is attached to this report as Exhibit 99.1.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

                  (c)      Exhibits

                  2.1 Agreement and Plan of Reorganization by and among Go2Net, Inc., InfoSpace, Inc. and Giants Acquisition Corp. dated as of July 26, 2000.


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                  2.2      Stock Option Agreement by and between Go2Net, Inc.
                           and InfoSpace, Inc. dated as of July 26, 2000.

                  2.3 Forms of Company Voting Agreement, between InfoSpace, Inc. and certain stockholders of Go2Net, Inc. dated as of July 26, 2000.

                  2.4 Form of Parent Voting Agreement between Go2Net, Inc. and certain stockholders of InfoSpace, Inc. dated as of July 26, 2000.

                  99.1     Joint Press Release, dated July 26, 2000






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                                  SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           GO2NET, INC.


Date: July 28, 2000                        By:  /s/ Michael J. Riccio, Jr.
                                               ------------------------------
                                               Michael J. Riccio, Jr.
                                               Chief Operating Officer





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                                 Exhibit Index


                  2.1 Agreement and Plan of Reorganization by and among Go2Net, Inc., InfoSpace, Inc. and Giants Acquisition Corp. dated as of July 26, 2000.

                  2.2 Stock Option Agreement by and between Go2Net, Inc. and InfoSpace, Inc. dated as of July 26, 2000.

                  2.3 Forms of Company Voting Agreement, between InfoSpace, Inc. and certain stockholders of Go2Net, Inc. dated as of July 26, 2000.

                  2.4 Form of Parent Voting Agreement between Go2Net, Inc. and certain stockholders of InfoSpace, Inc. dated as of July 26, 2000.

                  99.1     Joint Press Release, dated July 26, 2000



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